          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 1999
                                                      REGISTRATION NO. 333-69879
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 4
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                            COMPUCREDIT CORPORATION
             (Exact name of registrant as specified in its charter)

               GEORGIA                                   6141                                 58-2336689
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)                  Classification                       Identification No.)
                                                     Code Number)

                            ------------------------

                               TWO RAVINIA DRIVE
                                   SUITE 1750
                             ATLANTA, GEORGIA 30346
                                 (770) 901-5840
              (Address, including zip code, and telephone number,
            including area code, of registrant's executive offices)
                         ------------------------------

                                BRETT M. SAMSKY
                            CHIEF FINANCIAL OFFICER
                            COMPUCREDIT CORPORATION
                               TWO RAVINIA DRIVE
                                   SUITE 1750
                             ATLANTA, GEORGIA 30346
                                 (770) 901-5840
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                WITH COPIES TO:

        DANIEL T. FALSTAD, ESQ.                    DAVID S. KATZ, ESQ.
         Troutman Sanders LLP              Orrick, Herrington & Sutcliffe LLP
     NationsBank Plaza, Suite 5200                 3050 K Street, N.W.
      600 Peachtree Street, N.E.                 Washington, D.C. 20007
      Atlanta, Georgia 30308-2216               Telephone: (202) 339-8497
       Telephone: (404) 885-3514                Facsimile: (202) 339-8500
       Facsimile: (404) 962-6554

                       ----------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement has become effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                       ----------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration fee to Securities and Exchange Commission..........  $  82,000
National Association of Securities Dealers, Inc. filing fee.....     29,300
NASDAQ National Market Listing fee..............................     96,000
Transfer Agent's and Registrar's fees...........................      3,500
Printing and engraving costs....................................    225,000
Accounting fees and expenses....................................    150,000
Legal fees and expenses.........................................    350,000
Directors and officers liability insurance......................    390,000
Miscellaneous expenses..........................................     74,200
                                                                  ---------
Total...........................................................  $1,400,000

    The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. All of the above items include amounts paid in connection with CompuCredit Corporation's Registration Statement on Form S-1 (File No. 333-62327) filed with the Securities and Exchange Commission on August 27, 1998.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Georgia Business Corporation Code (the "GBCC") permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director: (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; or (iv) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under the GBCC (and not for violation of other laws, such as the federal securities laws). The Amended and Restated Articles of Incorporation exonerate the directors of CompuCredit Corporation (the "Company") from monetary liability to the extent permitted by this statutory provision.

    The Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws also provide that the Company shall indemnify any director, and may indemnify any officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the GBCC. In addition, the Amended and Restated Bylaws provide that the Company will advance to its directors, and may advance to its officers, reasonable expenses of any such proceeding; provided that, such person furnishes the Company with (i) a written affirmation of such person's good faith belief that such person has met the applicable standard of conduct and (ii) a written undertaking to repay any advances if it is ultimately determined that such person is not entitled to indemnification.

    Notwithstanding any provision of the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws to the contrary, the GBCC provides that the Company shall not indemnify a director or officer for any liability incurred in a proceeding in which the director or officer is adjudged liable to the Company or is subjected to injunctive relief in favor of the
Company: (i) for any appropriation, in violation of his duties, of any business opportunity of the Company; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; and (iv) for any transaction from which the director or officer received an improper personal benefit.

    The Underwriting Agreement filed as Exhibit 1.1 hereto also contains certain provisions pursuant to which certain officers, directors and controlling persons of the Company may be entitled to be indemnified by the underwriters named therein.

    The Company intends to purchase insurance with respect to, among other things, liabilities that may accrue under the statutory provisions referred to above.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The share numbers provided in this Item 15 do not reflect the stock split to be effected by the Company upon closing of the offering.

    On August 29, 1997, the Registrant issued to the partners of CompuCredit, L.P., a Georgia limited partnership, in connection with the merger of CompuCredit, L.P. with and into the Registrant, an aggregate of 2,000,000 shares of common stock and 200,000 shares of preferred stock in exchange for an aggregate of 86 Series A Units, 14 Series B Units and 1 Series C Unit of CompuCredit, L.P. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), based on the facts set forth below.

    On August 29, 1997, the Registrant issued to Atlantic Equity Corporation, in connection with the execution of a certain Certificate Purchase Agreement relating to a securitization of credit card receivables by the Company, an aggregate of 61,855 shares of common stock in consideration of the benefits accruing to the Registrant under such Certificate Purchase Agreement. This transaction was exempt from registration under Section 4(2) of the Securities Act, based on the facts set forth below. On August 21, 1998, the Registrant issued to Greystone Capital Partners I, L.P., in a private placement exempt from registration under Section 4(2) of the Securities Act based on the facts set forth below, an aggregate of 68,728 shares of common stock for an aggregate purchase price of $10,000,000.

    All of the shares of common stock were acquired by the investors described above for investment purposes and with no present intention toward the resale or distribution thereof. The offers and sales were made without public solicitation, and the stock certificates bear restrictive legends. No underwriter was involved in the transactions, and no commissions were paid.

ITEM 16. EXHIBITS.

  1.1        Form of Underwriting Agreement.

  3.1+       Form of Amended and Restated Articles of Incorporation of Registrant to be
             filed prior to the effectiveness of this Registration Statement.

  3.2+       Form of Amended and Restated Bylaws of Registrant.

  4.1        Form of certificate representing shares of the Registrant's common stock.

  5.1        Legal opinion of Troutman Sanders LLP regarding legality of securities being registered.

 10.1+       Stockholders Agreement, dated as of August 29, 1997, by and among the
             Registrant, CompuCredit Management Corp., Frank J. Hanna, III, as Trustee of
             Bravo Trust One, David G. Hanna, as Trustee of Bravo Trust Two, Brett M.
             Samsky, Richard W. Gilbert, Richard R. House, Jr., Ashley L. Johnson and
             Atlantic Equity Corporation.

 10.2++      Amended and Restated 1998 Stock Option Plan.

 10.3++      Form of Employment Agreement with Schedule of Terms.

 10.4.1+     Master Trust Pooling and Servicing Agreement, dated as of August 29, 1997, among CompuCredit Funding Corp., as Transferor, CompuCredit Corporation, as
             Servicer, and Bankers Trust Company, as Trustee.

 10.4.2+     Amendment No. 1, dated as of April 17, 1998, to the Pooling and Servicing
             Agreement, dated as of August 29, 1997, among CompuCredit Funding Corp., as
             Transferor, CompuCredit Corporation as Servicer, and Bankers Trust Company, as
             Trustee.

 10.4.3**+   Series 1997-One Supplement, dated as of August 29, 1997, to the Pooling and
             Servicing Agreement, among CompuCredit Funding Corp., as Transferor,
             CompuCredit Corporation, as Servicer, and Bankers Trust Company, as Trustee.

 10.4.4+     Amendment No. 2, dated as of April 17, 1998, to the Series 1997-One Supplement,
             dated as of August 29, 1997, among CompuCredit Funding Corp., as Transferor,
             CompuCredit Corporation, as Servicer, and Bankers Trust Company, as Trustee.

 10.4.5**++  Series 1999-One Supplement, dated as of January 12, 1999, to the Pooling and
             Servicing Agreement, among CompuCredit Funding Corp., as Transferor,
             CompuCredit Corporation, as Servicer, and Bankers Trust Company, as Trustee.

 10.5**+     Transfer and Administration Agreement, dated as of April 17, 1998, among Kitty
             Hawk Funding Corporation, as Buyer, Atlantic Equity Corporation, as Buyer,
             CompuCredit Acquisition Funding Corp., as Transferor, CompuCredit Corporation,
             as Servicer and Guarantor, and NationsBank, N.A. as Agent and Bank Investor.

 10.6+       Agreement, dated as of September 23, 1997, by and among CompuCredit
             Corporation, Visionary Systems, Inc. and VSX Corporation.

 10.7.1**+   Affinity Card Agreement, dated as of January 6, 1997, between Columbus Bank and
             Trust Company and CompuCredit, L.P.

 10.7.2+     Amendment to Affinity Card Agreement, dated as of March 26, 1998, between
             Columbus Bank and Trust Company and CompuCredit Corporation, as successor to
             CompuCredit, L.P.

 10.7.3++    Amendment to Affinity Card Agreement, dated as of August 1, 1998, by and among
             Columbus Bank and Trust Company and CompuCredit Corporation, as successor to
             CompuCredit, L.P., and CompuCredit Acquisition Corp.

 10.7.4**++  Facilities Management Services Agreement, dated as of August 1, 1998, between
             Columbus Bank and Trust Company and CompuCredit Corporation, as successor to
             CompuCredit, L.P.

 10.7.5++    Amendment to Affinity Card Agreement and Facilities Management Agreement, dated as of November 11, 1998, by and among Columbus Bank and Trust Company,
             CompuCredit Corporation, as successor to CompuCredit, L.P., and CompuCredit
             Acquisition Corp.

 10.8**++    Transfer and Administration Agreement, dated as of November 30, 1998, among
             Sheffield Receivables Corporation, as Buyer, CompuCredit Acquisition Funding
             Corp. II, as Transferor, CompuCredit Corporation, as Servicer and Guarantor,
             and Barclays Bank PLC, as Agent.

 10.9**++    Transfer and Administration Agreement, dated as of February 10, 1999, among
             Sheffield Receivables Corporation, as Buyer, CompuCredit Acquisition Funding
             Corp., as Transferor, CompuCredit Corporation, individually and as the Servicer and Guarantor and Barclays Bank PLC, as Agent.

 10.10**++   Amendment No. 4, dated as of October 12, 1998, to the Series 1997-One
             Supplement, dated as of August 29, 1997, among CompuCredit Funding Corp., as
             Transferor, CompuCredit Corporation, as Servicer, and Bankers Trust Company, as
             Trustee.

 21.1++      Subsidiaries of the Registrant.

 23.1++      Consent of Ernst & Young LLP.

 23.2        Consent of Troutman Sanders LLP (included in Exhibit 5.1).

 24.1++      Power of Attorney.

 27.1++      Financial Data Schedule.

------------------------

  * To be filed by amendment.

 ** Confidential treatment requested as to certain omitted portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.

  + Incorporated by reference to CompuCredit's Registration Statement on Form
    S-1 (File No. 333-62327) filed with the Commission on August 27, 1998.

 ++ Previously filed.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
    (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering hereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 12th day of April, 1999.

                                COMPUCREDIT CORPORATION

                                By:              /s/ DAVID G. HANNA
                                     -----------------------------------------
                                                   David G. Hanna
                                                     President

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

      /s/ DAVID G. HANNA        President and Director
------------------------------    (Principal Executive         April 12, 1999
        David G. Hanna            Officer)

     /s/ BRETT M. SAMSKY        Chief Financial Officer
------------------------------    (Principal Financial         April 12, 1999
       Brett M. Samsky            Officer)

    /s/ ASHLEY L. JOHNSON       Controller (Principal
------------------------------    Accounting Officer)          April 12, 1999
      Ashley L. Johnson

                                 EXHIBIT INDEX

  1.1          Form of Underwriting Agreement.
  3.1+         Form of Amended and Restated Articles of Incorporation of Registrant to be
               filed prior to the effectiveness of this Registration Statement.
  3.2+         Form of Amended and Restated Bylaws of Registrant.
  4.1          Form of certificate representing shares of the Registrant's Common Stock.
  5.1          Legal opinion of Troutman Sanders LLP regarding legality of securities being registered.
 10.1+         Stockholders Agreement, dated as of August 29, 1997, by and among the
               Registrant, CompuCredit Management Corp., Frank J. Hanna, III, as Trustee of
               Bravo Trust One, David G. Hanna, as Trustee of Bravo Trust Two, Brett M.
               Samsky, Richard W. Gilbert, Richard R. House, Jr., Ashley L. Johnson and
               Atlantic Equity Corporation.
 10.2++        Amended and Restated 1998 Stock Option Plan.
 10.3++        Form of Employment Agreement with Schedule of Terms.
 10.4.1+       Master Trust Pooling and Servicing Agreement, dated as of August 29, 1997, among CompuCredit Funding Corp., as Transferor, CompuCredit Corporation, as
               Servicer, and Bankers Trust Company, as Trustee.
 10.4.2+       Amendment No. 1, dated as of April 17, 1998, to the Pooling and Servicing
               Agreement, dated as of August 29, 1997, among CompuCredit Funding Corp., as
               Transferor, CompuCredit Corporation as Servicer, and Bankers Trust Company,
               as Trustee.
 10.4.3**+     Series 1997-One Supplement, dated as of August 29, 1997, to the Pooling and
               Servicing Agreement, among CompuCredit Funding Corp., as Transferor,
               CompuCredit Corporation, as Servicer, and Bankers Trust Company, as Trustee.
 10.4.4+       Amendment No. 2, dated as of April 17, 1998, to the Series 1997-One
               Supplement, dated as of August 29, 1997, among CompuCredit Funding Corp., as
               Transferor, CompuCredit Corporation, as Servicer, and Bankers Trust Company,
               as Trustee.
 10.4.5**++    Series 1999-One Supplement, dated as of January 12, 1999, to the Pooling and
               Servicing Agreement, among CompuCredit Funding Corp., as Transferor,
               CompuCredit Corporation, as Servicer, and Bankers Trust Company, as Trustee.
 10.5**+       Transfer and Administration Agreement, dated as of April 17, 1998, among
               Kitty Hawk Funding Corporation, as Buyer, Atlantic Equity Corporation, as
               Buyer, CompuCredit Acquisition Funding Corp., as Transferor, CompuCredit
               Corporation, as Servicer and Guarantor, and NationsBank, N.A. as Agent and
               Bank Investor.
 10.6+         Agreement, dated as of September 23, 1997, by and among CompuCredit
               Corporation, Visionary Systems, Inc. and VSX Corporation.
 10.7.1**+     Affinity Card Agreement, dated as of January 6, 1997, between Columbus Bank and Trust Company and CompuCredit, L.P.
 10.7.2+       Amendment to Affinity Card Agreement, dated as of March 26, 1998, between
               Columbus Bank and Trust Company and CompuCredit Corporation, as successor to
               CompuCredit, L.P.
 10.7.3++      Amendment to Affinity Card Agreement, dated as of August 1, 1998, by and among Columbus Bank and Trust Company and CompuCredit Corporation, as
               successor to CompuCredit, L.P., and CompuCredit Acquisition Corp.
 10.7.4**++    Facilities Management Services Agreement, dated as of August 1, 1998, between
               Columbus Bank and Trust Company and CompuCredit Corporation, as successor to
               CompuCredit, L.P.
 10.7.5++      Amendment to Affinity Card Agreement and Facilities Management Agreement,
               dated as of November 11, 1998, by and among Columbus Bank and Trust Company,
               CompuCredit Corporation, as successor to CompuCredit, L.P., and CompuCredit
               Acquisition Corp.

 10.8**++      Transfer and Administration Agreement, dated as of November 30, 1998, among
               Sheffield Receivables Corporation, as Buyer, CompuCredit Acquisition Funding
               Corp. II, as Transferor, CompuCredit Corporation, as Servicer and Guarantor,
               and Barclays Bank PLC, as Agent.
 10.9**++      Transfer and Administration Agreement, dated as of February 10, 1999, among
               Sheffield Receivables Corporation, as Buyer, CompuCredit Acquisition Funding
               Corp., as Transferor, CompuCredit Corporation, individually and as the
               Servicer and Guarantor and Barclays Bank PLC, as Agent.
 10.10**++     Amendment No. 4, dated as of October 12, 1998, to the Series 1997--One
               Supplement, dated as of August 29, 1997, among CompuCredit Funding Corp., as
               Transferor, CompuCredit Corporation, as Servicer, and Bankers Trust Company,
               as Trustee.
 21.1++        Subsidiaries of the Registrant.
 23.1++        Consent of Ernst & Young LLP.
 23.2          Consent of Troutman Sanders LLP (included in Exhibit 5.1).
 24.1++        Power of Attorney.
 27.1++        Financial Data Schedule.

------------------------

  * To be filed by amendment.

 ** Confidential treatment requested as to certain omitted portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.

  + Incorporated by reference to CompuCredit's Registration Statement on Form
    S-1 (File No. 333-62327), filed with the Commission on August 27, 1998.

 ++ Previously filed.